Exhibit 10.80

HANSEN MEDICAL, INC.

FIRST AMENDMENT TO THE

[AMENDED AND RESTATED] INDEMNITY AGREEMENT

This First Amendment to the [Amended and Restated] Indemnity Agreement (this “Amendment”) is dated as of November     , 2012, by and between Hansen Medical, Inc., a Delaware corporation (the “Company”) and [                    ] (the “Indemnitee”).

RECITALS

WHEREAS, the Company is party to the [Amended and Restated] Indemnity Agreement (the “Agreement”), dated as of [                    ], by and between the Company and the Indemnitee;

WHEREAS, the Company desires Indemnitee to continue to serve as a director of the Company and has proffered this Amendment to Indemnitee as an additional inducement to serve in such capacity;

WHEREAS, the Agreement may be amended pursuant to Section 16 thereto with the written consent of the parties thereto; and

WHEREAS, the parties executing this Amendment constitute the necessary parties to amend the Agreement pursuant to Section 16 thereto.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

1. Amendments. Section 9 of the Agreement shall be amended as set forth below:

(a) A new subsection 9(a) with the header “(a) D&O Insurance.” shall be added and the current language in Section 9 after the heading “9. Insurance” shall be moved in its entirety to this newly created subsection Section 9(a).

(b) The following new subsection 9(b) shall be added:

“(b) Tail Insurance. Upon Indemnitee resigning as a director or the expiration of the Indemnitee’s term as a director, the Company will use commercially reasonable efforts to purchase a tail insurance policy or policies (“Tail Insurance”) providing liability insurance for Indemnitee for claims that would be covered by D&O Insurance but for the policy limits of such D&O Insurance, with such Tail Insurance having an aggregate policy limit of not less than $5,000,000 and a policy term of at least five years from the date Indemnitee ceases to be a director.”

2. Miscellaneous.

(i) Any term used herein and not otherwise defined shall have the meaning ascribed to it in the Agreement.

(b) This Agreement shall be governed exclusively by and construed according to the laws of the State of California (without regard to its conflict of laws principles), as applied to contracts between California residents entered into and to be performed entirely within California.

(c) The terms and conditions of the Agreement, as amended by this Amendment, shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties to the Agreement.

(d) This Amendment may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original but all of which together shall constitute but one and the same instrument. Only one such counterpart need be produced to evidence the existence of this instrument.

(e) The headings used in this Amendment are inserted for convenience only and shall not be deemed to constitute part of this Amendment or to affect the construction hereof.

[Signature page follows]

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first above written.

COMPANY

HANSEN MEDICAL, INC., a Delaware corporation

By:
Name: Bruce J. Barclay
Title: President and Chief Executive Officer

INDEMNITEE

[Name]

Address:

SIGNATURE PAGE TO HANSEN MEDICAL, INC.

FIRST AMENDMENT TO [AMENDED AND RESTATED] INDEMNITY AGREEMENT